Exhibit 10.1

May 29, 2015

Dr. Peter Daddona

Re: Amendment No. 3 to Employment Agreement

Dear Pete:

This letter agreement (this “Amendment No. 3”) amends certain provisions of your employment letter agreement with ZP Opco, Inc., a Delaware corporation formerly named Zosano Pharma, Inc. (the “Company”), and Zosano Pharma Corporation, a Delaware corporation formerly named ZP Holdings, Inc. (“Parent”), dated May 11, 2012 (the “Original Agreement”), as amended by the letter agreements dated January 6, 2014 (“Amendment No. 1”) and January 16, 2014 (“Amendment No. 2”) among you, the Company and Parent. The Original Agreement, as amended by Amendment No. 1 and Amendment No. 2, is referred to herein as the “Employment Agreement.”

You have requested that your employment status be changed from full-time to part-time. Therefore, notwithstanding Amendment No. 2, effective June 1, 2015: (i) you will be employed on a part-time basis and will work approximately a 60% schedule (i.e., you will commit the equivalent of approximately three (3) days per week to your duties as Chief Scientific Officer and Executive Vice President Research & Development); (ii) your annual base salary will be $206,875; and (iii) you will be entitled to twelve (12) business days of paid vacation each year. Your benefits as described in Sections 2(b), (c), (d) and (f) of the Original Agreement will remain unchanged.

You acknowledge and agree that the change in employment status from full-time to part-time and the corresponding adjustments in base salary and vacation days set forth herein shall not constitute “Good Reason” for termination of employment under the Employment Agreement.

Except as expressly amended by this Amendment No. 3, the Employment Agreement remains in full force and effect and otherwise unchanged. The Employment Agreement shall, together with this Amendment No. 3, be read and construed as a single document. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Amendment No. 3 shall be governed and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

[signature page follows]

Please indicate your agreement to this Amendment No. 3 by signing below and returning a copy of this letter to the Company at your earliest convenience.

Very truly yours, ZP OPCO, INC.

By:	/s/ Vikram Lamba
Name: Vikram Lamba
Title: President and CEO

ZOSANO PHARMA CORPORATION

By:	/s/ Vikram Lamba
Name: Vikram Lamba
Title: President and CEO

Acknowledged and agreed by:

/s/ Peter Daddona
Peter Daddona